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VIVUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Table of Contents

VIVUS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 4, 2003

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation (sometimes referred to herein as the Company), will be held on Wednesday, June 4, 2003, at 10:00 a.m., local time, at the Company’s corporate office located at 1172 Castro Street, Mountain View, CA 94040 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect six directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

3.

To approve amendments to the Company’s 1994 Employee Stock Purchase Plan (sometimes referred to herein as the 1994 Purchase Plan) to extend the term of the 1994 Purchase Plan by an additional 10 years such that the 1994 Purchase Plan will expire in April 2014 (subject to earlier termination as described in the 1994 Purchase Plan) and to increase the number of shares reserved for issuance under the 1994 Purchase Plan by an aggregate of 600,000 shares to a new total of 1,400,000 shares.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 11, 2003 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if the stockholder has returned a Proxy.

By order of the Board of Directors

Leland F. Wilson
President and Chief Executive Officer

Mountain View, California
April 23, 2003

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE,
SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED
ENVELOPE.

TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL THREE: APPROVAL OF AMENDMENTS TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN
EXECUTIVE COMPENSATION
OTHER MATTERS

VIVUS, INC.

PROXY STATEMENT FOR THE 2003
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of VIVUS, Inc., a Delaware corporation (also referred to herein as the Company or VIVUS), for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on Wednesday, June 4, 2003, at 10:00 a.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 1172 Castro Street, Mountain View, CA 94040. The Company’s telephone number is (650) 934-5200.

        These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, were first mailed on or about April 23, 2003 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

        Stockholders of record at the close of business on April 11, 2003, or the Record Date, are entitled to notice and to vote at the Annual Meeting. At the Record Date, approximately 33,012,817 shares of the Company’s Common Stock, par value $0.001, were issued and outstanding and held of record by approximately 4,738 stockholders. The Inspector of Election appointed for the Annual Meeting will separately tabulate the affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company, or to the Inspector of Election at the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        The Company will bear the entire cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, or the Proxy, and any additional solicitation material furnished to stockholders of the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners and the Company expects to reimburse the corresponding forwarding expenses. The Company may elect to retain the services of an outside company to solicit proxies, for which the Company estimates that it would pay a fee not to exceed $5,000. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, in person or by telephone, facsimile, letter or electronic mail.

Quorum; Abstentions; Broker Non-Votes

        Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present. If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

        Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote, or the Votes Cast, with respect to such matter.

         While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of the amendments to the 1994 Employee Stock Purchase Plan). Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), however, a broker non-vote has the same effect as a vote against the proposal.

Proxies

        Whether or not you are able to attend the Annual Meeting, the Company urges you to submit your proxy, which is solicited by the Company’s Board of Directors and which when properly completed will be voted as you direct. In the event no directions are specified, such proxies will be voted FOR the election of the directors (Proposal No. 1), FOR the ratification of the appointment of KPMG LLP as the designated independent auditors (Proposal No. 2), FOR the approval of the amendments to the 1994 Employee Stock Purchase Plan (Proposal No. 3), and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

        Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company no later than December 24, 2003 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The proposal notice must be in accordance with the requirements set forth in Section 2.5 of the Company’s Bylaws. Please send any such proposals to VIVUS, Inc., 1172 Castro Street, Mountain View, CA 94040, Attn: Investor Relations, with a copy to the attention of the Company’s Chief Financial Officer.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Nominees for Director

        The Company’s Bylaws authorize a board of six directors. A board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the current Board of Directors, or the Board, to fill the vacancy. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

        All directors hold office until the next Annual Meeting of Stockholders or until their successors have been elected and qualified. Officers serve at the discretion of the Board. There are no family relationships between any of the directors or executive officers of the Company.

        The nominees, and certain information about them as of the Record Date, are set forth below.

Name of Nominee	Age	Position Held With the Company	First Became a Director

Virgil A. Place, M.D	78	Chairman of the Board, Chief Scientific Officer and Director	1991
Leland F. Wilson	58	President, Chief Executive Officer and Director	1991
Mark B. Logan (1) (2)	64	Director	1999
Mario M. Rosati (2)	56	Secretary and Director	1999
Linda M. Dairiki Shortliffe, M.D. (1) (2)	54	Director	1999
Graham Strachan (1)	65	Director	2001

_________________

(1) Member of Audit Committee
(2) Member of Compensation Committee

        Virgil A. Place, M.D. is the founder of VIVUS and has been its Chief Scientific Officer and Chairman of the Board since the Company was formed in April 1991. Before joining VIVUS, Dr. Place was Principal Scientist and held a variety of executive positions including Vice President of Medical and Regulatory Affairs at ALZA Corporation from 1969 to 1993. In addition, Dr. Place served nine years on the ALZA Corporation Board of Directors. He received a B.A. in Chemistry from Indiana University and an M.D. from Johns Hopkins University. He is Board Certified in Internal Medicine, with specialty training at the Mayo Clinic.

        Leland F. Wilson has been President and a director of VIVUS since the Company was formed in April 1991 and Chief Executive Officer since November 1991. Prior to joining VIVUS, Mr. Wilson was Vice President of Marketing and Corporate Development of Genelabs Technologies, Inc. from 1989 to 1991. Mr. Wilson was Group Product Director, later promoted to Director of Marketing, at LifeScan, a Johnson & Johnson company, from 1986 to 1989. From 1973 to 1986, Mr. Wilson served in several research, marketing and sales positions for Syntex Research and Syntex Laboratories, Inc. Mr. Wilson received a B.S. and an M.S. from Pennsylvania State University.

        Mark B. Logan has been a director of VIVUS since March 1999. From 1994 until his retirement in May 2001, Mr. Logan was Chairman of the Board, President and Chief Executive Officer of VISX Inc., a NYSE listed medical device company. From January 1992 to October 1994, he was Chairman of the Board and Chief Executive Officer of INSMED Pharmaceuticals, Inc. Previously, Mr. Logan was Senior Vice President & Chief Operating Officer and a member of the Board of Directors of Baush & Lomb, Inc., and has held senior executive positions with Becton, Dickinson and Co. and Wyeth, Inc. Mr. Logan serves as a director of Abgenix, a publicly traded biotechnology company. He is also a director of the University of Virginia Heart Center, and a trustee of the Southern Environmental Law Center. Mr. Logan received a B.A. from Hiram College and a P.M.D. from Harvard Business School.

        Mario M. Rosati has been a director of VIVUS since March 1999. Mr. Rosati has been with the Palo Alto, California law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1971. Mr. Rosati also serves as a director of Aehr Test Systems, Genus, Inc., interWAVE Communications International, Ltd., Sanmina-SCI Corporation and Symyx. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law.

        Linda M. Dairiki Shortliffe, M.D. has been a director of VIVUS since June 1999. Dr. Shortliffe has been Professor of Urology at Stanford University School of Medicine since 1993 and Chair of the Department of Urology since 1995. She has also been Chief of Pediatric Urology of Lucile Salter Packard Children’s Hospital at Stanford since 1991. She is a Fellow of the American College of Surgeons and the American Academy of Pediatrics and serves as a Trustee to the American Board of Urology. Dr. Shortliffe has also served as a member of the Special Grants Chartered Review Committee for the National Institute of Diabetes, Digestive, and Kidney Diseases of the National Institute of Health and several other national committees. She has authored numerous publications and her works appear in prominent medical journals and books. Dr. Shortliffe received an A.B. from Radcliffe/Harvard College and an M.D. from Stanford University.

        Graham Strachan has been a director of VIVUS since June 2001. From 1987 to 1999, he was President and CEO of Allelix Biopharmaceuticals Inc., now NPS Allelix Pharmaceuticals Inc., which is engaged in the discovery and development of novel, small molecule drugs and recombinant therapeutic proteins. Between 1982 and 1986, Mr. Strachan held other executive level positions within Allelix, of which he was a co-founder in 1981. He has also been active in community service, particularly in life science organizations, and is currently chair of the Ontario Mental Health Research Foundation and the Canadian Biotechnology Human Resource Council. Mr. Strachan holds a B.Sc. Honours Chemistry degree from the University of Glasgow, is a Qualified Patent Agent in Canada and the United States, and he completed an Advanced Management Program at the University of Western Ontario in 1972.

Board Meetings and Committees

        The Board of Directors met four times and acted by unanimous written consent twice during fiscal 2002. All directors attended all of the meetings of the Board of Directors and any committees on which such director served during fiscal 2002.

        The Board of Directors has an Audit Committee and a Compensation Committee.

        The Audit Committee of the Board of Directors, or the Audit Committee, met four times during fiscal 2002. The Audit Committee is composed of three independent directors, as defined in the National Association of Securities Dealers, Inc.‘s listing standards, and currently includes directors Logan, Shortliffe and Strachan. Additional information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee,” included in this annual Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included in Appendix A.

        The Compensation Committee of the Board of Directors, or the Compensation Committee, met four times during fiscal 2002. The Compensation Committee is composed of directors Rosati, Logan and Shortliffe. None of the members of the Compensation Committee is currently one of the Company’s officers or employees. No member of the Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more officers serving as a member of the Company’s Board of Directors or Compensation Committee. The Compensation Committee is responsible for (i) reviewing and approving the compensation and benefits for the Company’s officers and directors, (ii) administering the Company’s 1994 Employee Stock Purchase Plan and 2001 Stock Option Plan, (iii) making recommendations to the Board of Directors regarding such matters, and (iv) performing other duties regarding compensation for employees and consultants as the Board of Directors may delegate from time to time.

Compensation of Directors

        Historically, our non-employee directors, or Outside Directors, were paid an annual fee of $10,000 and a fee of $1,000 per quarter for attending board and committee meetings, as well as being reimbursed for expenses incurred in connection with attending board and committee meetings. Commencing on January 1, 2003, our non-employee directors receive $25,000 per annum, paid in equal quarterly installments, as well as receiving reimbursement for expenses incurred in connection with attending board and committee meetings. Under the Company’s 2001 Stock Option Plan, or the 2001 Plan, each Outside Director is automatically granted a non-

qualified option to purchase 32,000 shares of Common Stock upon the date on which such person first becomes a director with an exercise price equal to the fair market value of the Company’s Common Stock as of the date of grant, also called the Initial Option. Thereafter, each Outside Director is automatically granted a non-qualified option to purchase 8,000 shares under the 2001 Plan on the date of each Annual Meeting of Stockholders, or the Subsequent Option, provided such director is re-elected and provided he or she has served as a director for at least six months as of such date. Initial Options granted under the 2001 Plan vest as to one-fourth (1/4th) of the shares on each anniversary date of grant over a period of four years so long as the optionee remains a director of the Company. Subsequent Options begin to vest at the rate of 12.5% per month following the date of grant so long as the optionee remains a director of the Company. Non-employee directors are also eligible to receive additional stock option grants. In April 2003, the Board of Directors granted each Outside Director a non-qualified stock option to purchase an additional 2,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant that vest monthly over a period of one year starting in January 2003.

        Options granted under the 2001 Plan to Outside Directors have a term of ten years unless terminated sooner upon termination of the optionee’s status as a director or otherwise pursuant to the 2001 Plan. Such options are transferable by the optionee only in certain limited circumstances and each option is exercisable during the lifetime of the director only by such director or a permitted transferee. The 2001 Plan is designed to work automatically, without administration, with respect to the granting of options to Outside Directors; however, to the extent administration is necessary, the 2001 Plan has been structured so that options granted to Outside Directors who administer the Company’s other employee benefit plans shall qualify as transactions exempt from Section 16(b) of the Securities and Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder.

Vote Required

        The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors, whether or not such affirmative votes constitute a majority of the shares voted. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no other legal effect under Delaware law.

        THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE NOMINEES SET FORTH HEREIN.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Proposal

        The Board of Directors and the Audit Committee have unanimously selected KPMG LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending December 31, 2003 and recommends that the stockholders vote “FOR” ratification of such selection. In the event that the stockholders do not ratify the selection of KPMG LLP, the Audit Committee and the Board of Directors will reconsider their selection.

        KPMG LLP audited the Company’s financial statements as of December 31, 2002.

Required Vote

        Stockholder ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2003 is not required by the Company’s Bylaws, or other applicable legal requirement. However, as a matter of good corporate practice, the Board has conditioned its appointment of the Company’s independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of KPMG LLP, the appointment of the independent auditors will be reconsidered by the Audit Committee and the Board of Directors. Even if the selection is ratified, the Board at its discretion and at the direction of the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS THE COMPANY’S INDEPENDENT
AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2003.

Fees paid or due for services rendered to KPMG LLP, our Independent Auditors, during Fiscal 2002:

        For the fiscal year ended December 31, 2002, the aggregate fees for professional services from KPMG LLP, the Company’s independent auditors, are set forth below.

2002 Audit Fees	$132,500
All other 2002 Fees	1,800

Total	$134,300

        Audit fees represent amounts for audit services in connection with the audit of the Company’s annual financial statements for fiscal 2002 included in the Company’s Annual Report on Form 10-K and the review of the financial statements included in the Company’s quarterly reports on Form 10-Q for the second and third quarters of 2002.

        All other 2002 fees include work related to information provided to VIVUS concerning United States Generally Accepted Accounting Principals for use in our outstanding arbitration hearing. The Audit Committee considered and determined that the accountant’s provision of non-audit services is compatible with the accountant’s independence.

Fees Paid to Arthur Andersen LLP, our Previous Auditors, during Fiscal 2002:

        Fees paid or due by the Company to Arthur Andersen LLP, the Company’s previous auditors, for services in connection with the quarterly review for the first quarter of fiscal year 2002 was $19,000. Other fees paid to Arthur Andersen LLP for all non-audit services rendered, which consisted of tax related services, totaled $19,475.

PROPOSAL NO. 3:

APPROVAL OF AMENDMENTS TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN
TO EXTEND THE TERM OF THE PURCHASE PLAN BY 10 YEARS AND TO INCREASE THE
NUMBER OF SHARES RESERVED FOR ISSUANCE BY 600,000 SHARES TO A NEW TOTAL OF
1,400,000 SHARES

General Proposal

        The Company’s 1994 Employee Stock Purchase Plan, or the 1994 Purchase Plan, currently provides that it will expire 10 years from the approval of such plan by the Board of Directors or approval by the stockholders, whichever date is earlier. The 1994 Purchase Plan was approved by the Board of Directors in April 1994 and our stockholders approved the 1994 Purchase Plan shortly thereafter. Accordingly, the 1994 Purchase Plan will expire by its own terms in April 2004. There are currently 800,000 shares reserved for issuance under the 1994 Purchase Plan, of which 609,184 have been issued upon the exercise of options granted under the 1994 Purchase Plan and 190,816 shares remain available for issuance. The Company expects to issue approximately 60,000 shares to participants under the 1994 Purchase Plan on May 1, 2003, leaving a balance of approximately 130,816 shares reserved for future issuance.

        On April 14, 2003, subject to subsequent approval by the Company’s stockholders, the Company’s Board of Directors approved amendments to the 1994 Purchase Plan to (i) extend the original term of the 1994 Purchase Plan by an additional 10 years such that the Plan will now expire in April 2014 (subject to earlier termination as described in the 1994 Purchase Plan) and (ii) increase the number of shares of Common Stock reserved for issuance under the 1994 Purchase Plan by 600,000 shares to a new total of 1,400,000 shares (collectively referred to herein as the 1994 Purchase Plan Amendments). As more fully described below, the proposed 1994 Purchase Plan Amendments are necessary to allow the Company to keep its employee stock purchase plan in effect to provide employees with increased incentive based compensation for their services to the Company.

        The Company’s Board of Directors believes it is appropriate and in the best interest of the Company and its stockholder to adopt the 1994 Purchase Plan Amendments. The Company believes that maintaining an employee stock purchase plan is an important factor in continuing to attract, motivate and retain qualified individuals to serve as employees of the Company.

Participation in the 1994 Employee Stock Purchase Plan

        Participation in the 1994 Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 1994 Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the 1994 Purchase Plan. No purchases have been made under the 1994 Purchase Plan since its amendment by the Board. However, purchases were made under the 1994 Purchase Plan prior to such amendment and the Company expects to issue approximately 60,000 shares to participants under the 1994 Purchase Plan on April 30, 2003, the end of the applicable offering period. The following table sets forth certain information regarding shares purchased under the 1994 Purchase Plan during the Last Fiscal Year and the payroll deductions accumulated at the end of the Last Fiscal Year in accounts under the 1994 Purchase Plan for each of the executive officers named in the Summary Compensation Table, for all current executive officers as a group and for all other employees who participated in the 1994 Purchase Plan as a group:

AMENDED PLAN BENEFITS
1994 Employee Stock Purchase Plan

	Number of		Payroll
Name of Individual	Shares	Dollar	Deductions as of
or Identity of Group and	Purchased	Value	Fiscal Year
Position	(#)	($)(1)	End

Leland F. Wilson	3,017	$6,019.68	$8,412.55
Terry M. Nida	5,817	14,580.96	15,492.13
John Dietrich, Ph.D	3,509	6,499.50	10,802.82
Carol Zoltowski	—	—	—
Guy P. Marsh	1,857	6,502.29	5,196.46

All current executive officers as a group	14,200	$33,602.43	$39,903.96

All other employees (including all current officers who are
not executive officers) as a group	91,522	$187,883.81	$263,309.54

_________________

(1)     Market value of shares on date of purchase, minus the purchase price under the 1994 Purchase Plan.

Description of the VIVUS, Inc. 1994 Employee Stock Purchase Plan (as amended)

        The following is a description of the salient provisions of the 1994 Purchase Plan:

        Purpose.   The purpose of the 1994 Employee Stock Purchase Plan, or the 1994 Purchase Plan, is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the 1994 Purchase Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the 1994 Purchase Plan, accordingly, shall be construed so as to exceed and limit participation in a manner consistent with the requirements of that section of the Code.

        Offering Periods.   The 1994 Purchase Plan is implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with the 1994 Purchase Plan. The Board has the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

        Eligibility.   The 1994 Purchase Plan provides that any individual who is a common law employee of the Company or any Designated Subsidiary on a given enrollment date shall be eligible to participate in the 1994 Purchase Plan. An “Eligible Employee” is defined as any individual whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. No Eligible Employee shall be granted an option under the 1994 Purchase Plan (i) to the extent, immediately after the grant, such Eligible Employee would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power, or (ii) to the extent the Eligible Employee accrues through payroll deductions at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock for each calendar year in which such option is outstanding at any time.

        Participation.   An Eligible Employee may become a participant in the 1994 Purchase Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to the 1994 Purchase Plan and may elect to have payroll deductions on each pay day during the Offering Period in an amount not less than one percent (1%) and not exceeding ten percent (10%) of the compensation the participant receives on each pay day during the Offering Period.

        Grant of Option.   On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Eligible Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by applicable Purchase Price. In no event shall an Eligible Employee be permitted to purchase during each Offering Period more than 7,000 shares of the Company’s Common Stock.

The exercise price of shares purchased under the 1994 Purchase Plan shall be 85% of the lowest fair market value of the Common Stock on either the beginning of the Plan Enrollment Date or the Ending of the Plan Enrollment Date, as reported on the NASDAQ Stock Market.

        Exercisability.   Unless a participant withdraws from the 1994 Purchase Plan, the participant’s option to purchase the shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in participant’s account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period. During a participant’s lifetime, a participant’s option to purchase shares under the 1994 Purchase Plan is exercisable only by such participant.

        Stock.   The maximum number of shares of the Company’s Common Stock, which shall be made available for sale under the 1994 Purchase Plan as amended, shall be 1,400,000 shares, subject to adjustment upon changes in capitalization of the Company. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the 1994 Purchase Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Participants will have no interest or voting right in shares covered by said option until such option has been exercised.

        Administrative Body.   The 1994 Purchase Plan is administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the 1994 Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the 1994 Purchase Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

        Amendment and Termination.   The Board may at any time amend or terminate the 1994 Purchase Plan without approval of the stockholders; provided, however, that the Company will obtain stockholder approval of any amendment to the 1994 Purchase Plan to the extent necessary to comply with Section 423 of the Code, or with any other applicable law or regulation, including requirements of the NASDAQ or any established stock exchange. Any amendment or termination of the 1994 Purchase Plan is subject to the rights of optionees under agreements entered into prior to such amendment or termination.

        Term of Plan.   The 1994 Purchase Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated as provided elsewhere in the 1994 Purchase Plan.

Certain Federal Income Tax Information

        The following brief summary of the effect of federal income taxation upon the participant and with respect to the shares purchased under the 1994 Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

        The 1994 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the 1994 Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

   Vote Required

        The affirmative vote of a majority of the Votes Cast will be required to approve the amendments to the 1994 Employee Stock Purchase Plan.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE
AMENDMENTS TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

EXECUTIVE OFFICERS

        The following table and the biographical information that follows it sets forth information as of the Record Date regarding the executive officers of the Company:

Name	Age	Position

Virgil A. Place, M.D	78	Chairman of the Board, Chief Scientific Officer and Director
Leland F. Wilson	58	President, Chief Executive Officer and Director
John Dietrich, Ph.D	56	Vice President, Research and Development
Neil Gesundheit, M.D	50	Vice President, Clinical Research
Guy P. Marsh	49	Vice President, U.S. Operations
Terry M. Nida	54	Vice President, Corporate Development and International Marketing
Peter Y. Tam	39	Vice President, Strategic Planning and Corporate Development
Richard Walliser	59	Vice President, Finance and Chief Financial Officer
Carol Zoltowski, V.M.D	53	Vice President, Regulatory Affairs

        The biographical information of Mr. Wilson and Dr. Place is set forth above at Proposal No. 1, “Election of Directors.”

        John Dietrich, Ph.D.  has been Vice President of Research and Development for VIVUS since October 2000. Prior to that time, he held a similar position at Cellegy Pharmaceuticals, located in South San Francisco. From 1991 until 1999, Dr. Dietrich was Vice President of R&D at Allelix Biopharmaceuticals in Toronto, Canada, where he was responsible for all preclinical and clinical departments and managed a staff of 125 people. Dr. Dietrich received his Ph.D. in Pharmacology from the University of North Carolina and was an Assistant Professor at the University of Illinois School of Medicine. In 1980, he joined the pharmaceutical industry as Director of Endocrinology at Revlon Health Care, and was also Vice President of Research at Chemex Pharmaceuticals in Denver, Colorado.

        Neil Gesundheit, M.D., M.P.H.  has been Vice President, Clinical Research for VIVUS since January 1994. In August 1999, Dr. Gesundheit transitioned to part-time status to assume the position of Associate Dean for Medical Education at the Stanford University School of Medicine. Dr. Gesundheit previously served as Vice President, Clinical and Regulatory Affairs at VIVUS from January 1994 to September 1997 and as Chief Medical Officer from August 1998 to August 1999. From 1989 to 1993, Dr. Gesundheit was Associate Director of Clinical Research at Genentech, Inc. He holds an A.B. degree from Harvard College, an M.D. from the University of California, San Francisco, and an M.P.H. from the University of California, Berkeley. Dr. Gesundheit is Board Certified in Internal Medicine and in the subspecialty of endocrinology and metabolism.

        Guy P. Marsh has been Vice President of U.S. Operations for VIVUS since July 2000. Mr. Marsh joined VIVUS in May 1998 in the position of Senior Director, U.S. Operations, and assumed the responsibilities of General Manager, Operations in April 1999. Prior to joining VIVUS, Mr. Marsh served as Vice President Technical Operations for Copley Pharmaceutical, Inc. from April 1994 to April 1998. Also during this period, Mr. Marsh served as a liaison between Copley Pharmaceutical and Copley’s majority stockholder, Hoechst-Celanese Corporation. From November 1987 to April 1994, Mr. Marsh served in various manufacturing, sales and business management roles for Hoechst-Roussel Pharmaceuticals, Inc. Mr. Marsh received a B.S. in Engineering from New Jersey Institute of Technology, holds a New Jersey State Professional Engineering License, and received an MBA from Seton Hall University.

        Terry M. Nida has been Vice President, Corporate Development and International Marketing for VIVUS since August 1998. From November 1995 to August 1998, Mr. Nida was Vice President, Europe, and effective March 28, 1996 was appointed as an executive officer. Prior to joining VIVUS, Mr. Nida was Vice President, Sales, Marketing and Business Development at Carrington Laboratories, with responsibility for all sales, marketing and business development activities. Mr. Nida was Senior Director, Worldwide Sales, Marketing and Business Development for Centocor, Inc. from 1993 to 1994, and Director of Sales and Marketing in Europe for Centocor, Inc. from 1990 to 1993. He received a B.A and M.A. from Wichita State University.

        Peter Y. Tam has been Vice President of Strategic Planning and Corporate Development at VIVUS since November 2002. Mr. Tam joined VIVUS in 1993 as Manager of Clinical Research, and in 1999 he assumed the responsibilities of Director of Clinical and Corporate Development. Prior to joining VIVUS, Mr. Tam held various research and clinical development positions at Genentech from 1991 through 1993 and XOMA Corporation from 1987 to 1991. Mr. Tam received a B.S. in Chemistry from University of California Berkeley in 1986 and his Masters in Business Administration at Santa Clara University in 2000.

        Richard Walliser has been Vice President, Finance and the Chief Financial Officer for VIVUS since December 1998. Prior to joining VIVUS, Mr. Walliser served as a consultant for The Brenner Group, a consulting firm specializing in providing Interim Chief Financial Officers, and as the Chief Financial Officer at Gyration, Inc, a high technological gyroscope design company for consumer applications. From 1989 to 1999, Mr. Walliser also consulted for several high technology companies including Federal Technology, Microdyne, Productivity Training, and Advance Micro Devices. From 1982 to 1989, Mr. Walliser was the Vice President of Finance and Administration for Novell. He received a B.S. degree in Management from Arizona State University and an MBA from the University of Southern California.

        Carol Zoltowski, V.M.D.  has been Vice President, Regulatory Affairs for VIVUS since October 2001. Prior to joining VIVUS, Dr. Zoltowski was a consultant to pharmaceutical and biologic biotechnology companies in both Southern and Northern California. From January 1997 to March 1999, Dr. Zoltowski served as Senior Director and Head of Regulatory Affairs at Shaman Pharmaceuticals, Inc. Before joining Shaman Pharmaceuticals, Dr. Zoltowski was responsible for regulatory affairs at Roche Bioscience, Inflammatory Disease Business Unit. From 1991 until 1994, Dr. Zoltowski held positions in various areas of research and development, business development, and regulatory affairs at Syntex in Palo Alto, California. Dr. Zoltowski received a B.A. in Biology from Seton Hill College and a V.M.D. from the University of Pennsylvania, School of Veterinary Medicine. She is licensed to practice veterinary medicine in California.

Executive Officer Compensation

        The following table sets forth the compensation paid by the Company for services in all capacities during the fiscal years ended December 31, 2002, 2001, and 2000 to the Chief Executive Officer and its four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year and who were executive officers at fiscal year end:

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Securities		All Other
	Fiscal				Underlying		Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)		Options(#)		($)

Leland F. Wilson	2002	420,622	100,465		100,000		—
President and Chief Executive Officer	2001	396,900	93,023		100,000		—
	2000	367,500	10,500		70,000		—

Terry M. Nida	2002	231,145	24,614		26,250		40,721	(2)
Vice President, Corporate Development	2001	218,792	34,186		35,000		70,995	(2)
and International Marketing	2000	202,587	5,788		35,000		—

John Dietrich, Ph.D	2002	222,615	23,979		26,250		—
Vice President, Research and Development	2001	213,150	1,477	(3)	7,000	(3)	—
	2000	52,500	—		100,000		—

Guy P. Marsh	2002	207,949	33,252		35,000		—
Vice President, U.S. Operations	2001	194,400	30,375		35,000		—
	2000	177,254	8,250	(4)	47,500		—

Carol Zoltowski	2002	177,180	4,922	(5)	6,653	(5)	—
Vice President Regulatory	2001	43,750	—		22,400		—
Officer	2000	—	—		—		—
_________________
(1)	As of January 1, 2003, the annual base salaries of Mr. Wilson, Mr. Nida, Dr. Dietrich, Mr. Marsh and Mrs. Zoltowski were increased to $437,543, $238,921, $232,760, $218,409 and $184,275, respectively.

(2)	Amounts received for housing and automobile allowance.

(3)	Dr. Dietrich commenced employment with VIVUS, Inc. on October 2, 2000. Amounts are prorated based on the number of days worked in the year to which the payments and options relate.

(4)	Mr. Marsh commenced employment with VIVUS, Inc. on April 19, 1999. Amounts are prorated based on the number of days worked in the year to which the payments relate.

12
(5)	Mrs. Zoltowski commenced employment with VIVUS, Inc. on October 1, 2001. Amounts are prorated based on the number of days worked in the year to which the payments and options relate.

        Employment Agreements.   There are no employment agreements between the Company and any of its executive officers, except that Leland F. Wilson is entitled to severance pay of four months’ salary in the event of termination of employment without cause.

        Change of Control Agreements.   We have entered into Change of Control Agreements with Leland F. Wilson, Neil Gesundheit, Terry M. Nida, Richard Walliser, Guy P. Marsh, Peter Y. Tam, John W. Dietrich and Carol Zoltowski (collectively, referred to as the Executive Officers) containing the same terms and conditions. Upon the involuntary termination of an Executive Officer’s employment without cause in connection with the acquisition of the Company or a change in the management of the Company (collectively referred to herein as a Change of Control), the Executive Officer is entitled to receive the following benefits:

(1)

Monthly severance payments for twenty-four (24) months following the effective date of termination equal to the monthly salary that the Executive Officer was receiving immediately prior to the change of control;

(2)	Monthly severance payments equal to one-twelfth (1/12) of the Executive Officer’s target bonus for the fiscal year in which the termination occurs;

(3)

Pro-rated amount of the Executive Officer’s target bonus for the fiscal year in which the termination occurs, calculated based on the number of months during such fiscal year that the Company employed the Executive Officer;

(4)	Continuation of benefits through the end of the severance period that is identical to those the Executive Officer was entitled to immediately prior to the Change of Control;

(5)	Outplacement services not to exceed twenty thousand dollars ($20,000.00); and

(6)	All unvested stock options granted and outstanding will automatically accelerate in full and become immediately vested and exercisable upon the closing of a Change of Control event.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2002 to each of the executive officers named in the Summary Compensation Table. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our Common Stock.

Option Grants in Fiscal 2002

	Individual Grants

		% of Total
	Number of	Options			Potential Realizable Value
	Underlying	Granted to			At Assumed Annual Rates of
	Securities	Employees	Exercise		Stock Price Appreciation for
	Options	in Fiscal	Price Per	Expiration	Option Term
Name	Granted(1)	Year(2)	Share ($)(3)	Date	5%	10%

Leland F. Wilson	100,000	19.97%	8.0800	01/21/12	508,146.86	1,287,743.91
Terry M. Nida	26,250	5.20%	8.0800	01/21/12	133,388.55	338,032.77
John Dietrich, Ph.D	26,250	5.20%	8.0800	01/21/12	133,388.55	338,032.77
Guy P. Marsh	35,000	6.99%	8.0800	01/21/12	177,851.40	450,710.36
Carol Zoltowski	6,563	1.30%	8.0800	01/21/12	33,349.68	84,514.63

13
(1)

The stock options granted in 2002 are generally exercisable starting one year after the date of grant, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable at the end of each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)	The Company granted options to 500,645 shares of Common Stock to employees in fiscal 2002, including options granted to the individuals named in the Summary Compensation Table above.

(3)	Options are granted at an exercise price equal to the closing market per share price on the date of grant.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth certain information for each of the executive officers named in the Summary Compensation Table relating to the number and value of securities underlying exercisable and unexercisable options held at December 31, 2002. None of these individuals exercised options in 2002.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		In-the-money Options at
	December 31, 2002(#)		December 31, 2002 ($)(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Leland F. Wilson	1,183,624	171,042	1,209,614.68	0.00
Terry M. Nida	301,041	53,959	136,457.80	0.00
John Dietrich, Ph.D	57,520	75,730	0.00	0.00
Carol Zoltowski	8,750	27,813	2,012.50	4,887.50
Guy P. Marsh	75,156	72,344	0.00	0.00

(1)

Value of unexercised in-the-money options are based on a value of $3.73 per share, the last reported sale price of our Common Stock on the Nasdaq National Market on December 31, 2002, minus the per share exercise price, multiplied by the number of shares underlying the option.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, or the Audit Committee, oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter is included as Appendix A. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls.

        The Audit Committee is composed of three independent directors, as defined in the National Association of Securities Dealers, Inc.‘s listing standards, and currently includes directors Logan, Shortliffe and Strachan. The Audit Committee of the Board of Directors met four times during fiscal 2002.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed and discussed with KPMG LLP who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed and reviewed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and with and without management present, discussed and reviewed the results of KPMG LLP’s examination of the financial statements.

        The Audit Committee obtained from KPMG LLP a formal written statement describing all relationships between them and the Company that might bear on KPMG LLP’s independence consistent with Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees.” In addition, the Audit Committee discussed with KPMG LLP any relationships that may impact their objectivity and independence and satisfied itself of KPMG LLP’s independence and received a letter from KPMG LLP regarding independence as required under applicable independence standards for auditors of public companies and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee also discussed with KPMG LLP the overall scope and plans for their audit, as well as identification of audit risks. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Director Logan, the Audit Committee Chairman, discussed the interim financial information contained in each quarterly earnings announcement with senior management of the Company and independent auditors prior to public release.

        The Audit Committee approved all audit, audit related and non-audit services provided by KPMG LLP.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of KPMG LLP as the Company’s independent auditors.

        This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Mark B. Logan Graham Strachan Linda M. Dairiki Shortliffe, M.D.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee of our Board of Directors, or the Compensation Committee, determines the compensation of our Chief Executive Officer and our other executive officers. The Compensation Committee is comprised entirely of outside directors. In addition to determining the salary and bonus compensation for all of our executive officers, the Compensation Committee determines the nature and timing of awards and grants under our stock option plans.

        The goals of the compensation program are to align compensation with our performance, objectives and stockholder interests, and to attract, retain and reward executive officers whose contributions are critical to our long-term success. The primary components of our compensation package are salary, bonuses and stock options.

Salary

        The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the salaries of similarly situated executives, including a comparison to base salaries for comparable positions at other pharmaceutical companies located on the West Coast. Additionally, the Compensation Committee takes into account general business and economic conditions. We set our salaries to be competitive with the marketplace. None of the factors considered is assigned a specific weight.

Bonuses

        Our bonus plan for executives provides the opportunity for annual cash bonuses based on accomplishment of specific individual performance objectives and in recognition of attaining certain company wide goals. These objectives are set at the beginning of the fiscal year based on our long-term and short-term objectives, and performance against these objectives is assessed at the beginning of the next fiscal year.

Stock Options

        The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating management by aligning management’s interests with our stockholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our key employees to continue in our employ and encourages employees to maintain a long-term perspective. The Compensation Committee has been given the authority by the Board of Directors to grant stock options to our executives under our 2001 Stock Option Plan. In determining the size of stock option grants, the Compensation Committee focuses primarily on our performance and the perceived role of such executive in accomplishing these objectives as well as the satisfaction of individual performance objectives. The Compensation Committee also considers the number of outstanding unvested options which the officer holds and the size of previous option awards to that officer. The Compensation Committee does not assign specific weights to these items.

Compensation of the Chief Executive Officer

        Leland F. Wilson has been the President and Chief Executive Officer since 1994. The Compensation Committee used the same compensation policy described above for all executive officers to determine Mr. Wilson’s fiscal year 2002 compensation. In setting both the cash-based and the equity-based elements of Mr. Wilson’s compensation, the Compensation Committee considered the company’s performance, competitive forces taking into account Mr. Wilson’s experience and knowledge, and Mr. Wilson’s leadership in achieving our long-term goals. The Compensation Committee determined that it was appropriate to increase Mr. Wilson’s base salary during fiscal year 2002 from $396,000 to $420,622 commencing in January 2002. The cash bonus award paid to Mr. Wilson for 2002 was $106,493, which was not paid until February 2003. During fiscal year 2002, he received a stock option grant under our 2001 Stock Option Plan for 100,000 shares. These options vest over four years. The Compensation Committee believes Mr. Wilson’s fiscal year 2002 compensation was fair, relative to the company’s performance and Mr. Wilson’s individual performance and leadership, and it rewards him for this performance and will serve to retain him as a key employee.

Policy Regarding Deductibility of Compensation

        We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal 2003 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation. In the opinion of the Compensation Committee the foregoing compensation policies have been successful in tying compensation directly to the company’s performance and aligning stockholder interest, as well as to attract and retain qualified executives. The Compensation Committee is pleased to submit this report to the stockholders with regard to the above matters.

        This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts, and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(e)(3)(v) of Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Mario M. Rosati Mark B. Logan Linda M. Daikiri Shortliffe, M.D.

Compensation Committee Interlocks and Insider Participation

        The Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Committee also administers various incentive compensation and benefit plans. Mr. Wilson, President and Chief Executive Officer, and Richard Walliser, Vice President of Finance and Chief Financial Officer, generally participate in discussions and decisions regarding salaries and incentive compensation for all employees and consultants to the Company, except that Mr. Wilson and Mr. Walliser are excluded from discussions regarding their respective salaries and incentive compensation.

Corporate Performance Graph

        The following graph shows a comparison of total stockholder return for holders of the Company’s Common Stock from April 7, 1994, the date of the Company’s initial public offering, through December 31, 2002 compared with the NASDAQ Stock Market and NASDAQ Pharmaceutical Stocks. Total stockholder return assumes $100 invested at the beginning of the period in Common Stock of the Company, the stock represented in the NASDAQ Pharmaceutical Stocks and the stock represented in the NASDAQ Stock Market, respectively. This graph is presented pursuant to SEC rules. The Company believes that while total stockholder return can be an important indicator of corporate performance, the stock prices of medical technology stocks like VIVUS are subject to a number of market-related factors other than company performance, such as competitive announcements, mergers and acquisitions in the industry, the general state of the economy, and the performance of other medical technology stocks.

			NASDAQ
		NASDAQ Stock	Pharmaceutical–
	VIVUS, INC.	Market – U.S.	U.S. & foreign
4/7/1994	100.000	100.000	100.000
4/29/1994	103.390	97.221	96.324
5/31/1994	94.915	97.459	95.022
6/30/1994	94.915	93.903	87.600
7/29/1994	93.220	95.835	90.250
8/31/1994	93.220	101.940	100.043
9/30/1994	88.136	101.680	98.662
10/31/1994	89.831	103.668	95.291
11/30/1994	89.831	100.232	95.711
12/30/1994	103.390	100.516	92.609
1/31/1995	89.831	101.086	98.016
2/28/1995	101.695	106.428	101.720
3/31/1995	116.949	109.571	100.265
4/28/1995	88.136	113.018	103.082
5/31/1995	77.153	115.938	104.381
6/30/1995	101.695	125.315	116.611
7/31/1995	103.390	134.517	126.652
8/31/1995	162.712	137.242	141.631
9/29/1995	139.837	140.409	145.706
10/31/1995	137.288	139.601	140.199
11/30/1995	176.271	142.861	147.240
12/29/1995	211.864	142.113	169.857
1/31/1996	191.105	142.820	184.720
2/29/1996	170.346	148.266	180.968
3/29/1996	210.169	148.764	176.879
4/30/1996	205.085	161.084	186.085
5/31/1996	200.854	168.473	192.215
6/28/1996	222.034	160.865	171.333
7/31/1996	247.458	146.557	152.682
8/30/1996	237.288	154.785	163.811
9/30/1996	257.627	166.606	175.532
10/31/1996	227.119	164.761	167.720
11/29/1996	233.058	174.976	164.890
12/31/1996	245.763	174.828	170.067
1/31/1997	413.559	187.229	184.607
2/28/1997	374.576	176.871	185.516
3/31/1997	271.186	165.338	161.413
4/30/1997	250.427	170.492	151.778
5/30/1997	277.125	189.796	174.366
6/30/1997	322.888	195.638	173.686
7/31/1997	405.085	216.250	178.429
8/29/1997	362.712	215.928	176.325
9/30/1997	508.475	228.733	194.882
10/31/1997	357.627	216.816	185.197
11/28/1997	303.390	217.962	179.436
12/31/1997	144.068	214.143	175.255
1/31/1998	200.854	220.929	173.469
2/28/1998	157.627	241.688	179.348
3/31/1998	159.322	250.626	192.453
4/30/1998	144.068	254.862	187.734
5/31/1998	125.424	240.703	180.895
6/30/1998	81.776	257.514	177.488
7/31/1998	89.831	254.497	178.906
8/31/1998	40.678	204.037	137.158
9/30/1998	47.037	232.343	167.586
10/31/1998	38.563	242.551	178.822
11/30/1998	41.098	267.205	187.548
12/31/1998	35.173	301.919	222.460
1/31/1999	35.173	345.740	243.574
2/28/1999	35.173	314.770	227.512
3/31/1999	54.237	338.541	243.929
4/30/1999	64.407	349.284	225.396
5/31/1999	58.047	339.482	239.884
6/30/1999	35.593	369.965	248.994
7/31/1999	44.068	363.277	279.366
8/31/1999	44.068	378.598	302.829
9/30/1999	40.678	379.060	286.355
10/29/1999	31.783	409.420	290.074
11/30/1999	30.508	459.044	326.965
12/31/1999	42.793	559.949	419.457
1/31/2000	61.871	539.335	481.313
2/29/2000	77.966	642.155	677.461
3/31/2000	112.285	629.031	514.567
4/28/2000	67.797	529.083	453.820
5/31/2000	78.820	465.308	442.972
6/30/2000	94.075	547.029	571.800
7/31/2000	65.261	517.353	531.364
8/31/2000	70.346	578.559	636.552
9/29/2000	57.627	503.422	627.865
10/31/2000	44.068	462.053	567.853
11/30/2000	27.539	355.994	501.618
12/29/2000	29.234	337.097	523.213
1/31/2001	51.661	377.916	501.054
2/28/2001	47.458	292.560	475.848
3/30/2001	57.763	251.580	387.444
4/30/2001	52.881	289.106	435.890
5/31/2001	60.339	288.690	471.173
6/29/2001	42.034	296.499	481.327
7/31/2001	44.068	277.666	442.833
8/31/2001	54.237	247.437	444.299
9/28/2001	40.949	205.741	388.037
10/31/2001	42.034	232.153	427.490
11/30/2001	54.102	265.207	467.724
12/31/2001	66.034	267.433	445.906
1/31/2002	93.966	265.407	402.846
2/28/2002	95.593	237.799	390.569
3/31/2002	120.136	253.395	398.872
4/30/2002	84.475	232.347	352.622
5/31/2002	105.627	222.099	323.308
6/30/2002	91.797	201.981	282.839
7/31/2002	60.339	183.540	285.374
8/31/2002	57.627	181.595	278.554
9/30/2002	58.576	162.061	260.681
10/31/2002	44.475	184.200	284.840
11/30/2002	60.339	204.739	301.023
12/31/2002	50.576	184.889	288.088

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of April 1, 2003 by (i) each person or entity who is known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each director of the Company; (iii) each of the executive officers named in the Summary Compensation Table on page 10 hereof; and (iv) all directors and executive officers as a group. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Five Percent Stockholders,	Beneficially Owned Stock (1)
Directors and Executive Officers	Number of Shares	Acquirable (2)	Percent
Virgil A. Place, M.D. (3)	631,895	64,997	2.11%
Leland F. Wilson (4)	428,585	1,226,330	4.83%
Mark B. Logan	—	56,000	*
Mario M. Rosati	—	56,000	*
Linda M. Dairiki Shortliffe, M.D	—	48,000	*
Graham Strachan	—	16,000	*
Terry M. Nida	41,814	317,080	*
John Dietrich, Ph.D	8,280	77,414	*
Guy P. Marsh	3,701	97,914	*
Carol Zoltowski	—	14,062	*

All directors and executive officers as a
group (10 persons)	1,114,275	1,973,797	9.35%
_________________
*	Less than 1%

(1)

Applicable percentage ownership is based on 33,012,817 shares of Common Stock as of April 1, 2003. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2003 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

(2)

Includes options to purchase shares of Common Stock currently exercisable or exercisable within 60 days after April 1, 2003, which are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)

Includes 31,600 shares of Common Stock held by Dr. Place as Custodian for V. Aristophanes Kamehameha A.H. Place under the Hawaii Uniform Transfers to Minors Act, and 70,000 shares of Common Stock held by “The Virgil A. Place Arboretum & Botanical Garden, Inc.,” of which Dr. Place is the beneficial owner.

(4)	Includes 25,000 shares of Common Stock held by the Leland F. Wilson Living Trust of which Dr. Place is a Trustee.

Equity Compensation Plan Information

        The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2002, including the 1991 Incentive Stock Option Plan, the 1994 Employee Stock Purchase Plan, the 1994 Directors Option Plan and the 2001 Stock Option Plan.

	(a)	(b)	(c)
			Number of securities remaining
			available for future issuance under
	Number of securities to be issued upon	Weighted average exercise price	equity compensation of plans (excluding
	exercise of outstanding options,	of outstanding options, warrants	securities reflected in column (a)) (1)
Plan Category	warrants and rights	and rights	(2)

Equity compensation plans
approved by security holders	4,281,059	3.96	3,198,744

Equity compensation plans
not approved by security
holders (3)	None	None	None

Total	4,281,059	3.96	3,198,744

(1)

Includes shares of our common stock reserved under our 2001 Stock Option Plan. The maximum aggregate number of shares that may be optioned and sold under the 2001 Stock Option Plan is 1,000,000 shares plus (a) any shares that have been reserved but not issued under the Company’s 1991 Incentive Stock Option Plan, or the 1991 Plan; (b) any shares returned to the 1991 Plan as a result of termination of options or repurchase of shares issued under the 1991 Plan; and (c) an annual increase to be added on the first day of the Company’s fiscal year beginning 2003, equal to the lesser of (i) 1,000,000 shares, (ii) 2.5% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board. 2,278,874 shares of common stock were not issued under the 1991 Plan and were transferred to the 2001 Plan upon stockholder approval in June 2002, and 26,884 shares were returned to the 1991 Plan as a result of termination of options and were subsequently transferred to the 2001 Stock Option Plan. In addition, 185,000 shares from the 1994 Director Option Plan were also transferred to the 2001Stock Option Plan in June 2002. See Note 8 of Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2002 for additional information.

(2)	The 2001 Stock Option Plan is intended to replace the 1991 Plan, which terminated in November 2001, and the 1994 Director Stock Option Plan, which terminated in June 2002.

(3)	All of equity compensation plans have been approved by our security holders.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file certain reports of ownership with the Securities and Exchange Commission, or the SEC. Such officers, directors and stockholders are also required by SEC rules to provide the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such forms received by the Company or on written representations from certain reporting persons submitted to the Company during the year ended December 31, 2002, the Company believes that during the period from January 1, 2002 to December 31, 2002, its executive officers, directors and ten percent (10%) stockholders complied with all Section 16(a) requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements with Executive Officers

        In July 1998, the Board of Directors approved a form of Change of Control Agreement for all senior executives. The Change of Control Agreement recognizes that there may be periods where another company or another entity considers the possibility of acquiring the Company or that a change in the management of the Company may otherwise occur (collectively known as a Change of Control), with or without the approval of the Company’s Board of Directors. The Change of Control Agreement recognizes that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods where the threat or occurrence of a Change of Control may exist. The Change of Control Agreements are discussed in more detail in the section under “Executive Officer Compensation” on page 12 of this Proxy Statement.

Assignment of certain Intellectual Property to the Company

        The Company’s founding scientist, Chairman of the Board and Chief Scientific Officer, Virgil A. Place, M.D., invented the Company’s transurethral system for erection (MUSE) while serving as ALZA Corporation’s Executive Director of Medical and Regulatory Affairs. Dr. Place formed VIVUS in April 1991 to further develop the MUSE technology. In August 1991, Dr. Place entered into a letter agreement with ALZA Corporation, or ALZA, covering the MUSE technology. This was superseded by an Assignment Agreement between ALZA and the Company that was executed on December 31, 1993. The Assignment Agreement provides for the assignment by ALZA of patent applications related to the MUSE technology. In consideration of the rights granted to the Company under the Assignment Agreement, the Company issued shares of Common Stock to ALZA and is required to pay certain royalties on the sale of any products for the transurethral treatment of erectile dysfunction. To maintain exclusive rights beyond December 31, 1999, the Company issued an additional 200,000 shares of Common Stock to ALZA in May 1996.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Other Transactions

        Mario M. Rosati, a Director and the Secretary, is also a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which serves as outside corporate counsel for the Company.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope at your earliest convenience.

The Board of Directors

Mountain View, California
April 23, 2003

Appendix A

CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
VIVUS, INC.
 (a Nasdaq-Listed Company)

Purpose

        This Charter governs the operations of the Audit Committee of the Board of Directors, or the Audit Committee, of VIVUS, Inc., or the Company. The purpose of the Audit Committee shall be to:

  Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

  Assist the Board of Directors of the Company, or the Board, in oversight and monitoring of :

    the integrity of the Company’s financial statements,

    the Company’s financial reporting process,

    the Company’s compliance with legal and regulatory requirements under applicable securities law,

    the independent auditor’s qualifications, independence and performance and the Company’s systems of internal accounting and financial controls;

  Prepare a report in accordance with the rules of the Securities and Exchange Commission, or the SEC, in the Company’s annual proxy statement;

  Provide the Board with the results of its monitoring and recommendations derived therefrom; and

  Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that come to its attention and that require the attention of the Board.

        The Audit Committee will cooperate with the independent auditors and management of the Company to maintain free and open communication between the Audit Committee, independent auditors, and management of the Company. In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

Membership

        The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

  Each member will be an independent director, as defined in:

    NASDAQ Rule 4200 and

    the rules of the SEC,

and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee;

  Each member will be able to read and understand fundamental financial statements in accordance with the NASDAQ National Market Audit Committee requirements; and

  At least one member will be an “audit committee financial expert” as defined by the SEC and the Company shall disclose the name of such audit committee financial expert and whether such person is independent of management in the Company’s Annual Report on Form 10-K; provided, however, in the event there is not at least one member who is an “audit committee financial expert financial expert” as defined by the SEC, then the Audit Committee shall direct the Company to disclose this fact in the Company’s Annual Report on Form 10-K and explain why there is no such expert.

        The members of the Audit Committee shall be elected by the Board to serve until their successors shall be duly elected and qualified or until their earlier resignation. Unless a Chairperson of the Audit Committee is elected by the Board, the members of the Audit Committee may designate a Chairperson by majority vote of the Audit Committee.

Responsibilities

        The primary responsibility of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Company’s independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

        The responsibilities of the Audit Committee shall include:

  The sole and exclusive authority for the appointment and termination, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

  Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible);

  Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

  Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by:

    reviewing the independent auditors’ proposed scope and approach for their audit and quarterly reviews for the current year;

    obtaining quarterly representations from the independent auditors regarding relationships and services with the Company that may impact independence, and to the extent there are such relationships, monitoring and investigating them;

    reviewing the auditors’ independence, including obtaining an annual written communication delineating all the independent auditors’ relationships and professional services as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and presenting this statement to the Board of Directors;

    reviewing the independent auditors’ peer review conducted every three years;

    discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, as may be modified or supplemented; and

    reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

  Directing the Company’s independent auditors to review (before filing with the SEC) the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  Reviewing (before release) the unaudited quarterly operating results in the Company's quarterly earnings release;

  Reviewing the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards;

  Reviewing with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards;

  Discussing quarterly with the independent auditor the critical policies and practices of the Company, and any alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, together with the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

  Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and Audit Committee members, member qualifications and activities;

  Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

  Providing oversight and review (at least annually) of the Company's risk management policies, including its investment policies;

  Reviewing and approving in advance any proposed related party transactions;

  If necessary, instituting special investigations with full access to all books, records, facilities and personnel of the Company;

  As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

  Reviewing its own Charter, structure, processes and membership requirements;

  Providing a report in the Company's proxy statement in accordance with the rules and regulations of the SEC; and

  Establishing procedures for receiving, retaining and treating complaints received by the Audit Committee regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Meetings

        The Audit Committee shall meet at least four times annually, or more frequently as circumstances may require.

        In order to foster open communication, the Audit Committee will meet separately or together with the Chief Executive Officer, the Chief Financial Officer of the Company and the Controller (or Assistant Controller) of the Company at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly, to fulfill the responsibilities of the Audit Committee under this Charter.

Minutes

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Reports

        In addition to presenting the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the Audit Committee’s charter.

Compensation

        Members of the Audit Committee may not receive any compensation from the Company except the compensation, if any, that they receive for service as a member of the Board of Directors or any committee thereof.

Delegation of Authority

        The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VIVUS, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS – JUNE 4, 2003

        The undersigned stockholder of VIVUS, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 23, 2003, and the 2002 Annual Report to Stockholders and hereby appoints Leland F. Wilson and Richard Walliser, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of VIVUS, Inc. to be held on June 4, 2003, at 10:00 a.m. local time, at VIVUS, Inc., 1172 Castro St., Mountain View, CA 94040 and at any adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        THIS PROXY WILL BE VOTED, AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2003, FOR THE APPROVAL OF AMENDMENTS TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.	Election of directors:	01	Virgil A. Place, M.D.		Vote FOR		Vote WITHHELD
		02	Leland F. Wilson		all nominees		from all nominees
		03	Mark B. Logan		(except as marked)
		04	Linda M. Shortliffe, M.D.
		05	Mario M. Rosati
		06	Graham Strachan

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratifying the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003.

	For		Against		Abstain

3.	Approving amendments to the 1994 Employee Stock Purchase Plan to extend its term by 10 years and to increase the number of shares reserved for issuance by 600,000 shares to a new total of 1,400,000 shares.

	For		Against		Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box 
Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc.
should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.